Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 25, 1997, in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-11 No. 333-13511) and related prospectus of Charthouse Suite Vacation Ownership, Inc. for the Registration of 150 ownership interests.

                                            /s/ Ernst & Young LLP

Milwaukee, Wisconsin
July 31, 1997